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                                                                Exhibit 21.01

                                  ALUMAX INC.

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                              LIST OF SUBSIDIARIES


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

Name of Subsidiary                                           Place of
------------------                                           Incorporation
                                                             -------------
Alamo Resources Corporation                                  Delaware
Alumax Inc.                                                  Nevada
Alumax Aluminum Corporation                                  Delaware
Alumax Asia Limited                                          Hong Kong
Amax Asia Pacific Pty. Limited                               Australia
Alumax Astechnology, Inc.                                    Delaware
Alumax Becancour, Inc.                                       Delaware
Alumax de Mexico, S.A. de C.V.                               Mexico
Alumax Engineered Metal Processes, Inc.                      Delaware
Alumax Extrusions Australia Pty. Limited                     Australia
Alumax Extrusions B.V.                                       Netherlands
Alumax Extrusions, Inc.                                      Pennsylvania
Alumax Extrusions, Inc.                                      New York
Alumax Extrusions Limited                                    U.K.
Alumax Foil Industrial Redevelopment Corporation             Missouri
Alumax Foils, Inc.                                           Delaware
Alumax Holdings B.V.                                         Netherlands
Alumax Holdings de Mexico, S.A. de C.V.                      Mexico
Alumax Holdings S.A.                                         France
Alumax International Company                                 Nevada
Alumax Japan, Inc.                                           Delaware
Alumax Materials Management, Inc.                            Delaware
Alumax of Maryland, Inc.                                     Delaware
Alumax Mill Products, Inc.                                   Delaware
Alumax PD Holdings Pte. Limited (50% shareholder)            Singapore
Alumax Polska Sp. z o.o.                                     Poland
Alumax Primary Aluminum Corporation                          Delaware
Alumax Quebec, Inc.                                          Wyoming
Alumax: Recycling B.V.                                       Netherlands
Alumax Remelt Corporation                                    Delaware
Alumax S.A.                                                  France
Alumax 6100 South Broadway Redevelopment Corporation         Missouri
Alumax of South Carolina, Inc.                               Delaware
Alumax Technical Center, Inc.                                Delaware
Alumax Technical Services, Inc.                              Delaware
Alumax Technology Corporation                                Delaware
Alumax U.K. Limited                                          U.K.
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
Alumax Warehouse Corporation                                 Delaware
Alumax of Washington, Inc.                                   Delaware
Alumet Corporation                                           Delaware
Aluminerie Lauralco, Inc.                                    Delaware
Amax Asia, Inc.                                              Delaware
Amax Holdings Australia Limited                              Western Australia
Amax Resources Australia Limited                             Western Australia
Asesoria Mexicana Empresarial, S.A. de C.V.                  Mexico
Canalco, Inc.                                                Delaware
Comercializadora Exal, S.A. de C.V.                          Mexico
Compania Fresnillo, S.A. de C.V. (40% Shareholder)           Mexico
Compania Minera La Reyna, S.A. de C.V. (40% Shareholder)     Mexico
Compania Minera Las Torres, S.A. de C.V. (14.1% Shareholder) Mexico
Compania Minera Sabinas, S.A. de C.V. (40% Shareholder)      Mexico
Compania Trans-Rio, S.A. de C.V. (37% Shareholder)           Mexico
Eastalco Aluminum Company                                    Delaware
Exal, S.A. de C.V.                                           Mexico
Hillyard Aluminum Recovery Corporation                       Delaware
Honduras-Rosario Mining Company                              Delaware
I. de A., S.A. de C.V. (49% Shareholder)                     Mexico
Intalco Aluminum Company, Ltd.                               Canada
Intalco Aluminum Corporation                                 Delaware
Kawneer Company Canada Limited                               Canada
Kawneer Company, Inc.                                        Delaware
Kawneer Deutschland GmbH                                     Germany
Kawneer Europe B.V.                                          Netherlands
Kawneer France, Inc.                                         Delaware
Kawneer France S.A.                                          France
Kawneer Germany, Inc.                                        Delaware
Kawneer Installations Limited                                U.K.
Kawneer Maroc S.A. (75% Shareholder)                         France
Kawneer Polska Sp. z o.o.                                    Poland
Kawneer U.K. Limited                                         U.K.
Lauralco, Quebec, Inc.                                       Delaware
Lauralco, Superieur, Inc.                                    Delaware
Lauralco, Trois-Rivieres, Inc.                               Delaware
Mt. Holly Plantation, Inc.                                   Delaware
Murphy Properties, Inc.                                      Delaware
Neptune Mining Company (36. 61% Shareholder)                 Delaware
Rosario Mining of Nicaragua, Inc.                            Delaware
Rosario Properties, Inc.                                     Delaware
Rosario Resources Corporation                                New York
The Durango Corporation                                      Delaware
The Fresnillo Company                                        New York
Yunnan Xinmeilu Aluminum Foil Co., Ltd. (56% Shareholder)    China
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